Exhibit 99

[LOGO] RPC
An Oil & Gas Services Company

FOR IMMEDIATE RELEASE

 RPC, Inc. to Present at the 9th Annual Burkenroad Reports Investment Conference
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ATLANTA, April 18, 2005 -- RPC Incorporated (NYSE: RES) announced today that it will present at the 9th Annual Burkenroad Reports Investment Conference on Friday, April 22, 2005 at 10:30 A.M. Eastern time. Burkenroad Reports (www.burkenroad.org) is an equity research program at Tulane University's A.B. Freeman School of Business.

The presentation will provide a corporate overview, highlight the services RPC provides and discuss the most recent published financial results. Management's remarks will be available in real time at http://www.rpc.net. Playback of the webcast will be available on the website after the presentation.

RPC, an oil and gas services company, provides a broad range of specialized oilfield services and equipment primarily to independent and major oilfield companies engaged in the exploration, production and development of oil and gas properties throughout the United States, including the Gulf of Mexico, mid-continent, southwest and Rocky Mountain regions, and in selected international markets. RPC's oil and gas services operating business units include Cudd Pressure Control, Patterson Services and Bronco Oilfield Services. RPC's investor Web site can be found on the Internet at http://www.rpc.net .

For more information about RPC, Inc. and/ or this presentation, please contact:

Jim Landers
Corporate Finance
404.321.2162
jlanders@rpc.net

Natasha Coleman
Investor Relations & Corporate Communications
404.321.2172
ncoleman@rpc.net